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                                     PROXY

                             HIGH YIELD BOND TRUST

                        SPECIAL MEETING OF SHAREHOLDERS

                                April 12, 2006

   KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the High Yield Bond Trust hereby appoints Elizabeth M. Forget, Paul Cellupica and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Trust to be held on April 12, 2006, at the offices of Met Investors Series Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Western Asset Management High Yield Bond Portfolio, a series of Metropolitan Series Fund, Inc., will (i) acquire all of the assets of High Yield Bond Trust and
   (ii) assume all of the liabilities of High Yield Bond Trust.

       FOR [      ]            AGAINST [      ]          ABSTAIN [      ]

   Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                         Dated:________________________, 2006

                                         _______________________________________
                                         Name of Insurance Company

                                         _______________________________________
                                         Name and Title of Authorized Officer

                                         _______________________________________
                                         Signature of Authorized Officer

HIGH YIELD BOND TRUST
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Trust:
______Insurance Company
Separate Account______

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        2 EASY WAYS TO VOTE                    HIGH YIELD BOND TRUST
                                     ONE CITYPLACE, HARTFORD, CONNECTICUT 06103

 1. RETURN THIS VOTING INSTRUCTION
   FORM USING THE ENCLOSED
   POSTAGE-PAID ENVELOPE.
 2. VOTE BY INTERNET - SEE                VOTING INSTRUCTION FORM FOR THE
   INSTRUCTIONS IN PROXY STATEMENT.       SPECIAL MEETING OF SHAREHOLDERS
                                             APRIL 12, 2006, 10:00 A.M.
 *** CONTROL NUMBER:           ***

HIGH YIELD BOND TRUST

THE UNDERSIGNED HEREBY INSTRUCTS [INSERT NAME OF INSURANCE COMPANY THAT ISSUED THE VARIABLE INSURANCE CONTRACT OR POLICY] (THE "COMPANY") TO VOTE THE SHARES OF THE HIGH YIELD BOND TRUST (THE "TRUST") AS TO WHICH THE UNDERSIGNED IS ENTITLED TO GIVE INSTRUCTIONS AT THE SPECIAL MEETING OF SHAREHOLDERS OF THE TRUST TO BE HELD AT THE OFFICES OF MET INVESTORS SERIES TRUST, 260 MADISON AVENUE, 10TH FLOOR, NEW YORK, NEW YORK 10016, AT 10:00 A.M. EASTERN TIME ON APRIL 12, 2006, AND AT ANY ADJOURNMENTS THEREOF.

The Company and the Board of Trustees of the Trust solicit your voting instructions AND RECOMMEND THAT YOU INSTRUCT THE COMPANY TO VOTE "FOR" THE PROPOSAL. THE COMPANY WILL VOTE THE APPROPRIATE NUMBER OF TRUST SHARES PURSUANT TO THE INSTRUCTION GIVEN. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.

RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE RELATED PROXY STATEMENT IS HEREBY ACKNOWLEDGED.



                              Date __________, 2006

                                    PLEASE SIGN IN BOX BELOW


                              _______________________________________________
                              Signature - Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

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          Please fold and detach card at perforation before mailing.

The Board of Trustees of the Trust has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                                           FOR  AGAINST ABSTAIN
 To approve the Agreement and Plan of Reorganization with
 respect to the acquisition of High Yield Bond Trust by
 Western Asset Management High Yield Bond Portfolio, a
 series of Metropolitan Series Fund, Inc.                  [  ]   [  ]    [  ]